                                                                       Exhibit 4

WE WILL PAY the benefits of this contract subject to its terms.
Our Home Office is at One Financial Way, Cincinnati, Ohio 45242.


/s/ Illegible                           /s/ Illegible
-------------------------------------   ----------------------------------------
SECRETARY                               PRESIDENT

[RIGHT TO CANCEL: You may return this contract to our Home Office within ten
(10) days after its delivery for a refund. The amount of the refund will equal the account value with any adjustments required by applicable law or regulation.]

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT MAY INCREASE OR DECREASE ACCORDING TO THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. BENEFITS ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT.

                       VARIABLE DEFERRED ANNUITY CONTRACT
                           Flexible Purchase Payments
                                Nonparticipating


FORM 06-VA-1                                                              PAGE 1

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
CONTRACT SPECIFICATIONS                                                       3

DEFINITIONS                                                                   5
   1940 Act                                                                   5
   Age                                                                        5
   Annuitant                                                                  5
   Annuity Payout Date                                                        5
   Code                                                                       5
   IRA                                                                        5
   Pronouns                                                                   5
   Proof of Death                                                             5
   Subaccount                                                                 6
   VAA                                                                        6
   Valuation Period                                                           6

GENERAL PROVISIONS                                                            6
   Annuity Payments                                                           6
   Beneficiary                                                                6
   Claims of Creditors                                                        7
   Entire Contract                                                            7
   Evidence of Sex, Age, or Survival                                          7
   Governing Law                                                              7
   Incontestability                                                           7
   Individual Retirement Annuities                                            8
   Misstatement of Age, Sex, or Identity                                      8
   Nonparticipating                                                           8
   Notice                                                                     8
   Ownership                                                                  8
   Ownership Transferability                                                  8
   Reports                                                                    9
   Separate Account VAA                                                       9
   Supplementary Agreement                                                    9
   Voting Rights                                                              9

PURCHASE PAYMENTS PROVISIONS                                                 10
   Purchase Payments                                                         10
   Allocation of Purchase Payments                                           10

VALUATION PROVISIONS                                                         10
   Contract Value                                                            10
   Variable Accumulation Account                                             10
   Net Investment Factor                                                     11
   Splitting Units                                                           11
   Taxes                                                                     11

ACCUMULATION PERIOD PROVISIONS                                               11
   Transfers Among Subaccounts                                               11
   Surrender                                                                 12
   Withdrawals                                                               12
   Deferral of Payment on Surrender and Withdrawals                          13
   Deferred Premium Tax                                                      13
   Contingent Deferred Sales Charge                                          13
   Waiver of Contingent Deferred Sales Charge                                13
   Death Benefit During Accumulation Period                                  14
   Settlement Options                                                        14
   Death of the Owner                                                        15
   Contract Administration Charge                                            15

SETTLEMENT PROVISIONS                                                        15
   General                                                                   15
   Elections                                                                 15
   Pension Plan                                                              16
   Determination of Amount To Be Applied                                     16
   Effect of Settlement on Accumulation Units                                16
   Change of Annuity Payout Date                                             16
   Annuity Payment Amounts                                                   16
   Annuity Unit Value                                                        17
   Change in Subaccount                                                      17
   Limitation on Availability of Options                                     17
   Alternate Annuity Option                                                  17
   Death Benefit After the Annuity Payout Date                               17
   Spendthrift Provision                                                     18
   Description of Annuity Options                                            18
   Life Annuity Options                                                      18
   Joint and Survivor Life Annuity Options                                   18

ANNUITY OPTION TABLES                                                        19


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY              PAGE 2

CONTRACT SPECIFICATIONS

     Contract Number: [00000000]   Contract Date: [05/01/2005]
     Annuitant's Date of Birth: [05/01/1955]
     Annuitant: [John Doe]
     Owner: [John Doe]
     Beneficiary: [Jane Doe]
     Contingent Beneficiary: [Jason Doe]
     Initial Purchase Payment: [$5,000]
          Additional Purchase Payments May Be Made. See PURCHASE PAYMENTS PROVISIONS section.
     Annuity Payout Date: First Day of [May, 2026]
     Type of Plan: [401(K)]
     Riders:

     FOR RIDERS, IF ANY, SEE PAGE 4.

     Charges:

          [Annual Contract Administration Charge: $30 (waived on contract anniversaries where the Contract Value equals or exceeds $50,000)]

          [Transfer Fee: $10.00 per transfer (waived for the first 12 transfers in any contract year)]

          [Mortality and Expense Risk Charge: 1.15% Annually (.003133% Daily) in years 1-3; then .90% Annually (.003133% Daily)]

          [Administration Expense Charge: 0.25% Annually (.000684% Daily)]

     Table of Contingent Deferred Sales Charge Factors

                           Contingent Deferred Sales
Year of Purchase Payment         Charge Factors
------------------------   -------------------------
     [1st                            [7%
     2nd                              7%
     3rd                              7%
     4th and later]                   0%]


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY              PAGE 3

CONTRACT SPECIFICATIONS

     RIDERS:

          [Fixed Accumulation Account Rider:
               Charge: 0% Annually
               Effective Rate at Issue: 0-25%
               Minimum Guaranteed Interest Rate: 1.5%]
          [Dollar Cost Averaging Account Rider:
               Charge: 0% Annually
               Effective Rate at Issue: 0-25%
               Minimum Guaranteed Interest Rate: 2%]


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY              PAGE 4

We will pay you an annuity starting on the Annuity Payout Date if the Annuitant is then living. We will then apply the Contract Value under the SETTLEMENT PROVISIONS section of this contract.

We will pay the death benefit proceeds to the beneficiary, as defined below, if the Annuitant dies while this contract is in effect and before the Annuity Payout Date in accordance with the DEATH BENEFIT DURING ACCUMULATION PERIOD provision of this contract.

This contract provides accumulation values on a variable basis, and annuity payments on a variable and/or fixed basis under one or more Annuity Options as selected by you. The Contract Value and the dollar amount of the variable annuity payments will vary with the investment results of a separate account
(VAA) that we have established. However, we guarantee that the dollar amount of annuity payments will not be affected by our mortality experience. We also guarantee that the expense charges will not be more than the charges provided for in this contract. The dollar amount of fixed annuity payments are guaranteed by us.

Any paid-up annuity, surrender value, or death benefit that may be payable under this contract will not be less than the minimum benefits required by law in the state in which this contract was issued.

                                   DEFINITIONS

 1940 ACT

     The Investment Company Act of 1940, as amended, or any similar successor federal legislation.

AGE

     Except as otherwise noted, age shall refer to the person's age as of his or her last birthday. Age as used in the Annuity Option Tables is age as of nearest birthday.

ANNUITANT

     The person so named in the Contract Specifications on Page 3, or, if after the Annuity Payout Date, any other natural person or persons whose length of life or lives measures annuity payments that involve life contingencies.

ANNUITY PAYOUT DATE

     The date shown in the Contract Specifications on Page 3, or the date you later choose under the CHANGE OF ANNUITY PAYOUT DATE provision of this contract, or any other date on which annuity payments are to start.

CODE

     The Internal Revenue Code of 1986, as amended.

IRA

     An Individual Retirement Annuity as defined in the Code.

PRONOUNS

     "We," "us," and "our" means The Ohio National Life Insurance Company. "You," "your," or "yours" means the Owner or Owners of this contract.

PROOF OF DEATH

     Proof of Death is either:

          (1) an original or a certified copy of a death certificate;


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY              PAGE 5

          (2) an original or a certified copy of a decree of a court of competent jurisdiction as to the finding of death with reasonable verification that such decree has become final; or

          (3)  other written proof satisfactory to us.

SUBACCOUNT

     An investment Subaccount established within VAA. We reserve the right to limit the number of Subaccounts in which you may invest provided that we will not limit the number of Subaccounts to less than 10.

VAA

     A separate account (Ohio National Variable Account A) that consists of assets we have set aside and kept separate from assets of our general account.

VALUATION PERIOD

     That period of time from one determination of variable accumulation unit and annuity unit values to their next determination. Such values will be determined as often as we choose to do so, but will occur at least once each week or as often as required by the 1940 Act.

                               GENERAL PROVISIONS

ANNUITY PAYMENTS

     All sums to be paid by us under this contract are payable at our Home Office. We may require you to send us this contract as a condition to any payment.

BENEFICIARY

     The Beneficiary is entitled to receive the Death Benefit if the Annuitant dies before the Annuity Payout Date, or any remaining annuity payments, in accordance with the terms and provisions of this contract.

     You may name Beneficiaries and Contingent Beneficiaries at the time you apply for this contract. You may change Beneficiaries or Contingent Beneficiaries by providing Notice to us. Unless otherwise specified in writing at the time you apply for this contract or in a later Notice, beneficiary designations are revocable and you may change them during the lifetime of the Annuitant. Any new choice of Beneficiary will automatically revoke any prior choice of Beneficiary. Any new choice of Contingent Beneficiary will automatically revoke any prior choice of Contingent Beneficiary. Any irrevocable beneficiary designation may be changed only with the consent of such Irrevocable Beneficiary. The consent of any Irrevocable Beneficiary will also be required for any assignment, surrender, withdrawal, change of Annuity Payout Date or Annuity Option, or other changes to this contract.

     We will not allow a change in Beneficiary or Contingent Beneficiary that, in our sole opinion, could result in the transfer of any rights or benefits payable under this contract to a person, entity, or trust that does not have an insurable interest in the life of the Annuitant at the time of the requested change of Beneficiary or Contingent Beneficiary.

     Subject to the terms and provisions of this contract, we will pay an equal portion of benefits to each Beneficiary unless you direct otherwise. A Contingent Beneficiary will only receive benefits payable under this contract if there is no surviving Beneficiary. Where applicable, a Secondary Contingent Beneficiary will only receive benefits payable under this contract if there is no surviving Beneficiary or Contingent Beneficiary.


                 THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 6

     In the event that an Owner, who is a natural person, survives the Annuitant, such Owner will be deemed the Beneficiary. Under such circumstances, the designated Beneficiary will be deemed the Contingent Beneficiary and the designated Contingent Beneficiary will be deemed the Secondary Contingent Beneficiary.

     The rights of a non-surviving beneficiary will pass to surviving beneficiaries of the same class unless otherwise specified in writing at the time you apply for this contract or in a later Notice.

     If a beneficiary is a trustee, we will neither be responsible for verifying a trustee's right to receive any benefits payable under this contract, nor for how the trustee disposes of any benefits. If before payment of any benefits, we receive Notice that the trust has been revoked or is not in effect, then the trustee will be deemed a non-surviving beneficiary.

     If there is no surviving Beneficiary, Contingent Beneficiary, or, where applicable, Secondary Contingent Beneficiary, benefits will be paid to the last surviving Owner's estate.

CLAIMS OF CREDITORS

     The Contract Value and other benefits under this contract are exempt from the claims of creditors to the extent permitted by law.

ENTIRE CONTRACT

     The Entire Contract is this contract, any application, and any riders, amendments, and endorsements attached to this contract. The Entire Contract is the legal agreement between you and us. The application, if any, and purchase payments are your consideration for the Entire Contract. Any changes or waiver in the terms or provisions of the Entire Contract, as permitted by Governing Law, must be approved in a writing signed by our President, Vice President, or Secretary. No agent, representative, or other officer, employee or person has the authority to make changes to any terms or provisions of the Entire Contract. We may change the Entire Contract in order to maintain compliance with applicable state and federal law.

     We are not party to, nor are we bound by, any plan or trust in conjunction with this contract. This contract is intended to qualify under the Code for tax-favored status. Any reference in this contract to tax laws or regulations is for your information and instruction only and such reference to tax laws or regulations is not subject to approval or disapproval by the state in which this contract was issued. We make no representations or warranty concerning whether this contract will qualify for tax-favored status, or concerning whether, if it does qualify for such tax-favored status, you will derive any tax benefit therefrom. You should ask your tax adviser if you have any questions as to whether this contract qualifies for tax-favored status and whether, if it does, you derive any benefit therefrom that would not otherwise be available to you.

     We reserve the right to endorse this contract as needed to maintain its status as an annuity under the Code. If this contract is so endorsed we will send you a copy of the endorsement.

EVIDENCE OF SEX, AGE, OR SURVIVAL

     Where any payment under this contract depends on the Annuitant's or any payee's sex, age, or survival on a given date, we may require proof thereof, satisfactory to us, prior to making such payment.

GOVERNING LAW

     Unless otherwise stated herein, this contract, and its terms and provisions, are governed by the applicable laws and regulations of the state in which this contract was issued.

INCONTESTABILITY

     We will not contest the validity of this contract for misstatements made at the time you applied for this contract, other than for misstatement of age, sex, or identity, after two years from the Contract Date.


                 THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 7

INDIVIDUAL RETIREMENT ANNUITIES

     The Internal Revenue Service has approved the form of this contract, when accompanied by an IRA Endorsement, as meeting the Code requirements for an IRA. If this contract is an IRA, we can change this contract in its approved form so as to keep its approval under the Code or to comply with any change in the Code or rules under the Code. Any such change shall be in writing, signed by us, and mailed to you at your address of record in our files. Any terms that relate to this contract as an IRA shall be of no further effect if this contract is no longer kept as a qualified IRA under the Code.

MISSTATEMENT OF AGE, SEX, OR IDENTITY

     If the Annuitant's birth date, sex, or identity has been misstated, the benefits shall be such as would have been provided based on the correct birth date, sex, and identity. The amount of any over payments shall be charged against benefits to be paid after we verify a misstatement. The amount of any under payments shall be made up immediately after we verify a misstatement.

NONPARTICIPATING

     This contract is nonparticipating. It will not share in our divisible surplus.

NOTICE

     Any Notice required from you in this contract must be in written form acceptable to us, signed by you and received at our Home Office. Unless otherwise stated herein, the Notice becomes effective as of the date that all requirements are received, subject to any payment made or action taken by us prior to our acting upon the Notice, and provided that the action requested or taken in the Notice is permitted under the terms or provisions of this contract.

OWNERSHIP

     The Owner of this contract shall be the person(s) so named in the Contract Specifications on Page 3 of this contract. The Owner maintains all rights and interests in this contract, subject to the rights and interests of any assignee of record or any Irrevocable Beneficiary.

     All Owners possess an undivided interest in this contract with right of survivorship. The exercise of any ownership right in this contract (including, but not limited to, the rights to assign this contract, surrender this contract, to make withdrawals from this contract, or to change the Owner, the Beneficiary or the Contingent Beneficiary, the Annuity Payout Date or the Annuity Option) shall require Notice signed by all Owners.

     If this contract is an IRA, the Annuitant shall be the Owner while living. The Annuitant's interest may not then be forfeited. This contract, if an IRA, is for the sole benefit of the Annuitant and Beneficiaries.

     If this is a tax-qualified contract other than an IRA, you can transfer ownership to a successor Owner only if such successor Owner is (1) the Annuitant, (2) a trustee or successor trustee of a pension or profit-sharing trust that is qualified under Section 401 of the Code, or
     (3) the employer of the Annuitant provided that this contract after transfer is maintained under the terms of a retirement plan qualified under
     Section 403(a) of the Code for the benefit of the Annuitant.

OWNERSHIP TRANSFERABILITY

     If this is a tax-qualified contract, you may not sell, assign, discount or pledge this contract as collateral for a loan or to secure the performance of any obligation or for any purpose to any person other than to us, to the Annuitant, or to a trustee or other person exercising ownership rights solely by reason of the terms of a pension or profit-sharing plan or trust qualified under the Code.


                 THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 8

     You may not transfer this contract if it is an IRA, except to your spouse incident to a divorce.

     We will not allow a change of ownership or an assignment that, in our sole opinion, could result in the transfer of any rights or benefits payable under this contract to a person, entity, or trust that does not have an insurable interest in the life of the Annuitant at the time of the requested change of ownership or assignment.

REPORTS

     At least once each year after the first contract year and before the Annuity Payout Date, we shall send you a statement reporting your Contract Values as of a date not more than four months prior to the date of the mailing.

     You have the duty to review any confirmations or statements we send you and to report promptly any discrepancy. We will not be responsible for any losses or damages attributable to a discrepancy that is reflected on such confirmations or statements unless you report the discrepancy in writing to us within 30 days of the date of the confirmation or statement.

SEPARATE ACCOUNT VAA

     The separate account to which the variable accumulation units of your Contract Value and variable annuity units and payments under this contract relate is VAA, which we have established under Ohio law to provide variable benefits. We shall have sole and complete ownership and control of all assets in VAA.

     A portion of the assets in VAA, equal to the contract reserves for such account, shall not be chargeable with liabilities arising out of any other business we may conduct.

     All amounts credited to VAA will be used to purchase shares at net asset value of open-end investment companies registered under the 1940 Act. The available investment companies are referred to as "Portfolios" and shares of any are referred to as "Portfolio Shares." Any and all distributions made by a Portfolio, in respect to Portfolio Shares held by VAA, will be reinvested to purchase more Portfolio Shares in the same Subaccount at net asset value. Deductions and withdrawals from VAA may be made by redeeming a number of Portfolio Shares, at net asset value, equal in total value to the amount to be deducted or withdrawn. If deemed by us to be in the best interest of all contract owners, VAA may be operated as a management company under the 1940 Act or it may be deregistered under the 1940 Act, if such registration is no longer required.

     If there is a substitution of Portfolio Shares or change in operation of VAA, we will issue an endorsement for this contract and take such other action as may be necessary and appropriate to make the substitution or change.

     You will be liable for any loss we suffer if we purchase Portfolio Shares at your direction and, thereafter, we are forced to liquidate such Portfolio Shares because the check or draft issued by you as a purchase payment is dishonored by the bank on which it was drawn.

SUPPLEMENTARY AGREEMENT

     As of the Annuity Payout Date, we may issue a supplementary agreement that sets forth the terms of your Annuity Option.

VOTING RIGHTS

     We will seek instructions for the voting of Portfolio Shares held on account of your Contract Value held in VAA or that represent the actuarial liability for variable annuity payments being made. From time to time, we will send you reports on the Portfolio, prospectuses, proxy material and a form with which you may instruct us how to vote Portfolio Shares.


                 THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 9

     After this contract has been in effect for one year, you may also vote at our annual meeting of policyholders as provided in our Code of Regulations and under Ohio law.

                          PURCHASE PAYMENTS PROVISIONS

PURCHASE PAYMENTS

     Purchase payments are payable to us at our Home Office or at any other location we may designate from time to time or, with respect only to the first purchase payment, to your registered representative in exchange for a receipt signed by such registered representative.

     The initial purchase payment is due on the Contract Date. You may make subsequent purchase payments at any time before the Annuity Payout Date. Each subsequent purchase payment must be at least $500. We reserve the right to restrict subsequent purchase payments after the total amount of all purchase payments exceeds $1,000,000. If this is an IRA, purchase payments may not be more than the maximum amount allowed by law for an IRA.

ALLOCATION OF PURCHASE PAYMENTS

     Each purchase payment, less an amount for any applicable premium tax or similar state or local tax (Net Purchase Payment), will be allocated to Subaccounts within VAA. We reserve the right to limit the number of Subaccounts to which you may allocate. If you change your allocations, such change shall take effect as of the end of the Valuation Period within which Notice becomes effective.

                              VALUATION PROVISIONS

CONTRACT VALUE

     The Contract Value for any Valuation Period equals the Variable Accumulation Account value for the Valuation Period.

VARIABLE ACCUMULATION ACCOUNT

     We will credit this contract's Variable Accumulation Account with variable accumulation units in relation to the amount of each Net Purchase Payment allocated to each Subaccount. To find the number of variable accumulation units credited to each Subaccount, divide the amount allocated to that Subaccount by the variable accumulation unit value of that Subaccount for the Valuation Period during which the purchase payment is received at our Home Office or at any other location we may designate from time to time.

     The value of each variable accumulation unit was set when the first Net Purchase Payment was allocated to each Subaccount. The value of a variable accumulation unit for each Subaccount varies for each later Valuation Period. Such value is found by multiplying the value of a variable accumulation unit of that Subaccount for the immediately preceding Valuation Period by the Net Investment Factor for the Subaccount for the Valuation Period for which the variable accumulation unit value is being determined. The value of a variable accumulation unit for any Valuation Period is determined as of the end of such Valuation Period.

     The Variable Accumulation Account value for a Valuation Period equals the number of variable accumulation units credited to the Variable Accumulation Account multiplied by the value of each such unit for that Valuation Period.


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 10

NET INVESTMENT FACTOR

     The Net Investment Factor for a Subaccount is found by dividing (a) by (b), then subtracting (c) from the result, where

          (a)  is

               (1) the net asset value of a Portfolio Share in that Subaccount determined as of the end of a Valuation Period, plus

               (2) the per share amount of any dividends or other distribution declared by the Portfolio (as of the ex-dividend date, i.e., the date as of which dividends on Portfolio Shares have been paid out to owners of record) during the Valuation Period, adjusted by

               (3) a per share charge or credit with respect to any taxes reserved for or paid, which we determine to be attributable to the maintenance or operation of the Subaccount;

          (b) is the net asset value of a Portfolio Share in that Subaccount, adjusted by a per share credit or charge for any taxes reserved for or paid, determined as of the end of the prior Valuation Period; and

          (c)  is

               (1) the Daily Mortality and Expense Risk Charge as shown in the Contract Specifications on Page 3 for the number of days in such Valuation Period, plus

               (2) the Daily Administration Expense Charge as shown in the Contract Specifications on Page 3 for the number of days in such Valuation Period.

     The total charges for mortality and expense risks and administration expenses are shown in the Contract Specifications on Page 3. We guarantee that these charges will not be adversely affected by our expense results and/or mortality experience.

SPLITTING UNITS

     We reserve the right to split (or reverse split) the value of the variable accumulation units or the annuity units. In any such split of unit values, strict equity will be preserved. Such a split will have no material effect on the benefits or other terms or provisions of this contract. A split may either increase or decrease the number of such units.

TAXES

     Any taxes that pertain to this contract or VAA may be charged against the Contract Value when incurred or reserved for by us.

                         ACCUMULATION PERIOD PROVISIONS

TRANSFERS AMONG SUBACCOUNTS

     By Notice to us, you may transfer the value of any number of variable accumulation units from one set of Subaccounts to another set of Subaccounts. The dollar amount transferred from any Subaccount must be at least $300, but the entire value of a Subaccount may be transferred if less than $300. Such transfers shall be made as of the end of the Valuation Period within which Notice becomes effective or at the end of any later Valuation Period that you may request. A fee of not more than $10 may be charged for each transfer. The first 12 transfers in any contract year will not be assessed a transfer fee.


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 11

     In addition to our other rights to limit the number, frequency, method, or amount of transfers, transfers from any Subaccount on any one day may be limited to one percent of the previous day's total net assets of that Portfolio if we or the Portfolio, in the discretion of either or both, believe that the Portfolio might otherwise be damaged.

     If and when transfers must be so limited, some transfer requests will not be granted. In determining which requests will be granted, scheduled transfers will be made first, followed by mailed written requests in the order postmarked and lastly, telephone, Internet and facsimile requests in the order received. Owners whose requested transfers are not made will be so notified. Currently, the rules of the U.S. Securities and Exchange Commission (SEC) preclude us from processing at a later date those requested transfers that were not made. Accordingly, a new transfer request must be submitted in order to make a transfer that was not made because of these limitations.

     The right to make transfers between Subaccounts is subject to modification, if we determine, in our sole opinion, that exercising that right by one or more owners of annuities issued by us with investments in such Subaccounts is, or would be, to the disadvantage of other owners. Any modification could be applied to transfers to, or from, some or all of the Subaccounts and could include, but not be limited to:

          (1)  the requirement of a minimum time period between each transfer;

          (2) not accepting transfer requests of an agent or representative acting under a power of attorney or on behalf of more than one owner;

          (3) limiting the dollar amount that may be transferred between the Subaccounts by an owner at any one time; or

          (4)  assessing a redemption fee.

     Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right that is considered by us to be to the disadvantage of other owners.

SURRENDER

     You may surrender this contract and receive its surrender value upon Notice any time prior to the earlier of: (1) the Annuity Payout Date; or (2) the death of the Annuitant. The surrender value is the Contract Value less: (1) a charge for any applicable premium tax or similar state or local tax not previously deducted; (2) the Contract Administration Charge, if any; (3) any charges due as the result of riders affecting this contract; and (4) the Contingent Deferred Sales Charge, if any. (See also DEFERRED PREMIUM TAX provision.) For this purpose, except as noted below, the Contract Value will be for the Valuation Period when we receive the surrender request in good order at our Home Office. At that time, all variable accumulation units will be cancelled. The surrender value from VAA will be paid within seven days of the surrender request in good order (or later if allowed by law). We reserve the right to establish reasonable requirements for what constitutes good order for purposes of a surrender request. After we act upon your Notice to surrender this contract and paid its surrender value, this contract, including any riders, will terminate, and any benefit under this contract will be discontinued.

WITHDRAWALS

     A withdrawal cannot be less than $500 and cannot be greater than the amount that would cause the Contract Value to fall below $5,000. We will pay to you the amount of a withdrawal less the appropriate Contingent Deferred Sales Charge, if any. Withdrawals will reduce the Contract Value by the amount withdrawn, including any applicable Contingent Deferred Sales Charges. (See also DEFERRED PREMIUM TAX provision.)

     You may tell us how much to deduct from each Subaccount. If you do not, the withdrawal will be deducted from each Subaccount in the same proportion that the Subaccount's value bears to the total Contract Value on the date we receive your request in good order in our Home Office.


                THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 12

     The amount so withdrawn shall be paid within seven days of receipt of your Notice (or later if allowed by law). We will cancel the number of variable accumulation units from the appropriate Subaccount that, when multiplied by the corresponding variable accumulation unit values as of the end of the Valuation Period within which Notice becomes effective, equals that portion of the dollar amount of the withdrawal, plus any applicable Contingent Deferred Sales Charge taken.

     We reserve the right to impose a $15 fee on each withdrawal in excess of 14 each contract year.

DEFERRAL OF PAYMENT ON SURRENDER AND WITHDRAWALS

     We may defer the calculation and payment of variable accumulation unit values or benefits if: (1) the New York Stock Exchange is closed or trading on the New York Stock Exchange is restricted as determined by the SEC; (2) the SEC by order permits postponement for the protection of contract owners; or (3) an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the net asset values of VAA.

     We have the right to defer payment of any surrender or withdrawal that is derived from any amount recently paid to us by check or draft until we are satisfied that the check or draft has been paid by the bank on which it was drawn.

DEFERRED PREMIUM TAX

     If we paid a tax on a purchase payment and did not previously deduct the tax, then we may deduct it at the time of surrender or withdrawal, or on the Annuity Payout Date.

CONTINGENT DEFERRED SALES CHARGE

     We can make a Contingent Deferred Sales Charge if this contract is surrendered or a withdrawal is made. Withdrawals in a contract year that do not exceed the free out amount are not subject to a charge. The free out amount is 10 percent of the Contract Value as of the first withdrawal of the contract year, less all amounts previously withdrawn during the contract year that were not subject to a charge. Withdrawals within a contract year in excess of the free out amount may be subject to a charge. The amount subject to a charge is the total purchase payments, less the total of all withdrawal amounts previously allocated to purchase payments, but not less than zero.

     The Contingent Deferred Sales Charge will be the applicable percentage(s) of the amount subject to a charge. For purposes of determining the applicable percentage(s), withdrawal amounts will be allocated first to remaining purchase payments in the order that the purchase payments were received and then to any earnings. The applicable percentage for each purchase payment is found in the Contract Specifications on Page 3 in the Table of Contingent Deferred Sales Charge Factors. The percentages are based on the duration of the purchase payment at the time of withdrawal.

WAIVER OF CONTINGENT DEFERRED SALES CHARGE

     We will waive the Contingent Deferred Sales Charge otherwise applicable to a surrender or one or more withdrawals occurring before annuity payments begin if:

          (1) the Owner is, or has been confined to a state licensed or legally operated hospital or inpatient nursing facility for at least 30 consecutive days; and

          (2) such confinement begins at least one year after the Contract Date; and

          (3)  the Owner was age 80 or younger on the Contract Date; and

          (4) the request for the surrender or withdrawal, together with proof of such confinement, is received in the Home Office while the Owner is confined or within 90 days after discharge from the facility.


                THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 13

     However, if the Owner is a Trust established for the benefit of the Annuitant, we will waive such Contingent Deferred Sales Charge upon the confinement of the Annuitant as set forth above, if all other conditions, as shall be applicable to the Annuitant, are met.

DEATH BENEFIT DURING ACCUMULATION PERIOD

     If the Annuitant dies prior to the Annuity Payout Date, while this contract is in force, the Death Benefit will be calculated in accordance with the Guaranteed Minimum Death Benefit Amount and the Death Benefit Adjustment provisions below.

     GUARANTEED MINIMUM DEATH BENEFIT AMOUNT

          The Guaranteed Minimum Death Benefit Amount will be used for calculating the Death Benefit Adjustment, unless a rider accompanying this contract results in a higher Death Benefit Adjustment.

          The Guaranteed Minimum Death Benefit Amount during all contract years shall be the total of all Net Purchase Payments made to this contract and adjusted, on a pro rata basis, for any withdrawals (including Contingent Deferred Sales Charges, if any) taken from this contract. Under the pro rata adjustment, the Guaranteed Minimum Death Benefit Amount will be reduced by the same percentage reduction to the Contract Value that resulted from the withdrawal.

     DEATH BENEFIT ADJUSTMENT

          If the Annuitant dies prior to the Annuity Payout Date, while this contract is in force, we will make a Death Benefit Adjustment, if any, when we receive Proof of Death. The Death Benefit Adjustment will be equal to the excess, if any, of: (1) the highest guaranteed death benefit under this contract or any applicable rider as of the Annuitant's death over (2) the Contract Value as of the Valuation Period immediately following the Annuitant's death.

          As of the end of the Valuation Period when we receive Proof of Death of the Annuitant, we will add the amount of the Death Benefit Adjustment to the Contract Value. In order to do so, we will purchase units in the Money Market Portfolio with the amount of the Death Benefit Adjustment, where it will remain until we receive different investment instructions from the payee. If the Contract Value on the actual date of the Annuitant's death exceeds the highest guaranteed death benefit under this contract or any applicable rider, then there is no Death Benefit Adjustment.

          After we have made the Death Benefit Adjustment, we will not have any further liability for any guaranteed death benefit under this contract or any applicable rider, except that, if the Beneficiary is the spouse of the sole Owner and the Annuitant and he or she elects Settlement Option (3) described below and, as a result, continues this contract as the Owner and the Annuitant, this contract will be eligible for another Death Benefit Adjustment upon that spouse's death.

SETTLEMENT OPTIONS

     Unless otherwise designated by the Owner before the Annuitant's date of death, the Beneficiary may, by Notice, elect to:

          (1) surrender this contract without a Contingent Deferred Sales Charge within five years of the Annuitant's death; or

          (2) settle this contract within 12 months of the Annuitant's death, for annuity payments over the life of the Beneficiary or over a period not exceeding the Beneficiary's life expectancy; or

          (3) continue this contract as the Owner and the Annuitant, if the only Beneficiary is the surviving spouse of the Owner and Annuitant and there is either no surviving Owner or the surviving spouse is also the sole surviving Owner; or

          (4)  make any other settlement to which we may agree.


                THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 14

     In the event that the Beneficiary fails to elect any of the above-described options within five years of the Annuitant's death, we will pay the Contract Value under Settlement Option (1) above.

     Where there is more than one Beneficiary, all of the Beneficiaries must agree on the same Settlement Option. If we do not receive an election of a Settlement Option approved by all the Beneficiaries before the earlier of:
     (1) 121 days after the Annuitant's death; or (2) 61 days after we receive the Proof of Death, this contract will automatically be surrendered for its surrender value at that time or upon our receipt of Proof of Death, if later.

     Contract riders and any charges therefor terminate upon the Annuitant's death, except where the only Beneficiary is the surviving spouse of the Owner and Annuitant and there is either no surviving Owner or the surviving spouse is also the sole surviving Owner, and such surviving spouse elects to continue this contract as the Owner and the Annuitant.

DEATH OF THE OWNER

     If any Owner dies prior to the Annuity Payout Date, either:

          (1) the entire interest in this contract must be distributed within five years of the date of such Owner's death; or

          (2) within 12 months of the date of death, the Contract Value must be annuitized over the life expectancy of the person who becomes the new Owner of this contract or over a period not extending beyond the life expectancy of such person; or

          (3) if the Owner's surviving spouse becomes the Owner of this contract, this contract may be continued in the name of the spouse as the contract Owner.

     If any Owner predeceases the Annuitant, ownership will pass in the following order: (1) any other surviving Owner(s); (2) any surviving Beneficiary; (3) any surviving Contingent Beneficiary; (4) any surviving Secondary Contingent Beneficiary, where applicable; and (5) if there are no such survivors, to such Owner's estate.

CONTRACT ADMINISTRATION CHARGE

     Prior to the Annuity Payout Date, on each contract anniversary and upon surrender, we will deduct from the Contract Value an annual Contract Administration Charge of $30 to defray our administrative expenses for this contract if the Contract Value at that time is less than $50,000. If, on a contract anniversary, the Contract Value equals or exceeds $50,000, we will waive the Contract Administration Charge.

     We will cancel the number of variable accumulation units from the appropriate Subaccounts that, when multiplied by the corresponding variable accumulation unit values for the Valuation Period in which the charge is taken, equals that portion of the charge taken from VAA.

                              SETTLEMENT PROVISIONS

GENERAL

     On the Annuity Payout Date, the Contract Value shall be applied under one or more of the Annuity Options shown below or under such other option to which we may agree.

ELECTIONS

     You must give us Notice in order to elect an Annuity Option or revoke or change such an election. If no such election is in effect on the Annuity Payout Date, and if the Annuitant is then living, the Contract Value will be applied under Life Annuity Option (3). The annuity will be variable unless you elect otherwise. Unless this contract is issued pursuant to a tax-qualified pension or profit-sharing plan or trust, any remaining period-certain installments to be paid after the Annuitant's death will pass in the following order: (1) any surviving Owner(s); (2) any surviving Beneficiary; (3) any surviving Contingent Beneficiary; (4) any surviving Secondary Contingent Beneficiary, where applicable; and, if there are no such survivors, to (5) the last surviving Owner's estate.


                THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 15

PENSION PLAN

     If: (a) this contract is issued pursuant to a tax-qualified pension or profit-sharing plan or trust; (b) no Annuity Option election is in effect on the Annuity Payout Date; and (c) the Annuitant is living on the Annuity Payout Date, then the Contract Value will be applied as follows:

          (1) If the Annuitant is married as of the Annuity Payout Date, the Contract Value will be applied to provide equal payments under Joint and Survivor Life Annuity Option (2) with the Annuitant's spouse as the Joint Annuitant.

          (2) If the Annuitant is not married as of the Annuity Payout Date, the Contract Value will be applied under Life Annuity Option (3) and paid to the Annuitant with the Beneficiary as payee for any period-certain payments to be made after the Annuitant's death.

DETERMINATION OF AMOUNT TO BE APPLIED

     The Contract Value to be applied to provide an annuity shall be determined at the end of a Valuation Period, selected by us and uniformly applied, which is not more than 10 Valuation Periods before the Annuity Payout Date. Any applicable premium tax or similar state or local tax will be deducted at that time, if it was not deducted earlier.

EFFECT OF SETTLEMENT ON ACCUMULATION UNITS

     When this contract is settled, its variable accumulation units will be cancelled.

CHANGE OF ANNUITY PAYOUT DATE

     You may change the Annuity Payout Date at any time prior to the earlier of
     (1) the Annuitant's death; or (2) the Annuity Payout Date by Notice to us. But, unless we agree, the Annuity Payout Date may not be later than the first day of the month following the Annuitant's 90th birthday. In any event, the Annuity Payout Date must be the first day of a month and must be at least 30 days after the date we receive Notice.

ANNUITY PAYMENT AMOUNTS

     VARIABLE ANNUITIES

          The dollar amount of the first periodic variable annuity payment shall be derived from the Annuity Option Tables in this contract or any other option table to which both we and you agree for the sex(es) and age(s) of the Annuitant and Joint Annuitant, if any, on the Annuity Payout Date. The dollar amount of each variable annuity payment after the first will be measured by variable annuity units. The number of variable annuity units of each Subaccount to be credited to this contract is determined by dividing that part of the first variable annuity payment apportioned to each Subaccount by the variable annuity unit value of that Subaccount for the Valuation Period used to determine the Contract Value for settlement of this contract under this SETTLEMENT PROVISIONS section. The dollar amount of each variable annuity payment after the first is equal to the number of variable annuity units credited to this contract multiplied by the variable annuity unit value of the applicable Subaccount for the Valuation Period, selected by us and uniformly applied, which is not more than 10 Valuation Periods before the due date of each such payment.

     FIXED ANNUITIES

          The dollar amount of each periodic fixed annuity payment shall be derived from the Annuity Option Tables for the sex(es) and age(s) of the Annuitant and Joint Annuitant, if any, on the Annuity Payout Date.


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 16

ANNUITY UNIT VALUE

     The value of a variable annuity unit for each Subaccount was set when the first annuity payment was made from each Subaccount for this class of contracts. To determine the variable annuity unit value for each later Valuation Period, (a) multiply the variable annuity unit value for that Subaccount for the immediately prior Valuation Period by the Net Investment Factor for that Subaccount for such later Valuation Period, and then (b) multiply the product by a factor to neutralize the annual interest rate assumed in the Annuity Option Tables used. For an assumed interest rate of 3 percent, the factor for a one-day Valuation Period is .9999190.

CHANGE IN SUBACCOUNT

     After variable annuity payments have been made for at least 12 months, the payee(s) may, no more than once each 12 months, change all or part of the investment upon which variable annuity payments are based from one Subaccount to another. To do this, we will convert the number of annuity units being changed to the number of annuity units of the Subaccount to which the payee(s) are changing so as to result in the next variable annuity payment being of the same amount that it would have been without the change. After that, variable annuity payments will reflect changes in the values of the new annuity units. The payee(s) must give us Notice at least 30 days before the due date of the first variable annuity payment to which the change will apply.

LIMITATION ON AVAILABILITY OF OPTIONS

     If the amount to be applied under any Annuity Option is less than $5,000, such Annuity Option shall not be available. Settlement shall then be in a single sum. If an annuity payment to a payee would be less than $100, we may pay less often so that such payment will be at least $100.

ALTERNATE ANNUITY OPTION

     Instead of the variable Annuity Options provided under this contract, you may choose an alternate amount and type of periodic installments for fixed annuity payments. Such alternate Annuity Options shall be based on the rates for fixed-dollar single premium immediate annuities being issued by us on the Annuity Payout Date. They may only be elected within 30 days before the Annuity Payout Date.

     Any withdrawal of part or all of the Contract Value for settlement under an alternate Annuity Option will be exempt from any otherwise applicable Contingent Deferred Sales Charge if at least one of the following conditions is met:

          (1) If withdrawal is before the end of the second contract year, the annuity income must be payable for the lifetime of the Annuitant and Joint Annuitant, if any.

          (2) If withdrawal is during the third through fifth contract years, the annuity income must be payable over a period of not less than 10 years, or payable over the lifetime of the Annuitant and Joint Annuitant, if any.

          (3) If withdrawal is after the fifth contract year, the annuity income must be payable over a period of not less than five years or payable over the lifetime of the Annuitant and Joint Annuitant, if any.

DEATH BENEFIT AFTER THE ANNUITY PAYOUT DATE

     If the Annuitant dies after the Annuity Payout Date, any death benefit payable will be in accordance with the Annuity Option chosen.


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 17

SPENDTHRIFT PROVISION

     Except as otherwise provided in this contract (or in any supplementary contract issued in exchange for it), neither an Owner nor the Beneficiary may commute, anticipate, assign or otherwise encumber any amounts to be paid in settlement of this contract. To the extent allowed by law, no such amount shall be subject to any legal process in payment of any claim against an Owner or any Beneficiary.

DESCRIPTION OF ANNUITY OPTIONS

     All of these options may be on a fixed or variable annuity basis or both.

LIFE ANNUITY OPTIONS

          (1) NONREFUND. We will make annuity payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

          (2) 5-YEARS CERTAIN. We will make annuity payments for five years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 5-year period certain.

          (3) 10-YEARS CERTAIN. We will make annuity payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

          (4) INSTALLMENT REFUND. We will make annuity payments for a period certain and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the period certain. The number of period-certain payments is equal to the amount applied under this installment refund option divided by the amount of the first annuity payment; provided, however, that the amount of the final period-certain payment shall be multiplied by that part of the preceding quotient that is not an integer.

JOINT AND SURVIVOR LIFE ANNUITY OPTIONS

          (1) JOINT AND SURVIVOR NONREFUND. We will make annuity payments during the joint lifetime of the Annuitant and Joint Annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the last survivor of the Annuitant and Joint Annuitant.

          (2) JOINT AND SURVIVOR WITH 10-YEARS CERTAIN. We will make annuity payments for 10 years and after that during the joint lifetime of the Annuitant and Joint Annuitant. Payments will then continue during the remaining lifetime of the survivor of them. No payments are due after the death of the survivor of the Annuitant and Joint Annuitant or, if later, the end of the 10-year period certain.


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 18

                             ANNUITY OPTION TABLES
                                 Date of Birth
                               (1939 and Before)

Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an Annuity Option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

 AGE AND SEX                                           AGE AND SEX
OF ANNUITANT   NON-   5-YEARS  10-YEARS  INSTALLMENT  OF ANNUITANT   NON-   5-YEARS  10-YEARS  INSTALLMENT
    MALE      REFUND  CERTAIN   CERTAIN    REFUND        FEMALE     REFUND  CERTAIN   CERTAIN     REFUND
------------  ------  -------  --------  -----------  ------------  ------  -------  --------  -----------
     51       $ 4.12  $ 4.11     $4.08     $ 3.96          51       $ 3.86   $ 3.85    $3.84      $ 3.77
     52         4.19    4.18      4.15       4.02          52         3.92     3.91     3.90        3.82
     53         4.26    4.25      4.22       4.08          53         3.98     3.98     3.96        3.88
     54         4.34    4.33      4.30       4.15          54         4.05     4.04     4.03        3.93
     55         4.43    4.41      4.38       4.22          55         4.12     4.12     4.10        3.99
     56         4.51    4.50      4.46       4.29          56         4.20     4.19     4.17        4.06
     57         4.61    4.59      4.55       4.36          57         4.28     4.27     4.24        4.12
     58         4.71    4.69      4.64       4.44          58         4.36     4.35     4.32        4.19
     59         4.81    4.80      4.73       4.52          59         4.45     4.44     4.41        4.27
     60         4.93    4.91      4.84       4.61          60         4.54     4.53     4.50        4.34
     61         5.05    5.02      4.94       4.70          61         4.65     4.63     4.59        4.43
     62         5.18    5.15      5.06       4.79          62         4.75     4.74     4.69        4.51
     63         5.32    5.28      5.18       4.89          63         4.87     4.85     4.79        4.60
     64         5.46    5.42      5.30       4.99          64         4.99     4.97     4.91        4.70
     65         5.62    5.58      5.43       5.10          65         5.12     5.10     5.02        4.80
     66         5.79    5.74      5.57       5.22          66         5.26     5.23     5.15        4.90
     67         5.97    5.91      5.71       5.34          67         5.41     5.38     5.28        5.02
     68         6.16    6.08      5.86       5.47          68         5.57     5.53     5.42        5.13
     69         6.36    6.27      6.01       5.60          69         5.74     5.70     5.56        5.26
     70         6.58    6.48      6.17       5.74          70         5.93     5.88     5.71        5.39
     71         6.81    6.69      6.33       5.89          71         6.13     6.07     5.88        5.53
     72         7.06    6.91      6.49       6.05          72         6.35     6.27     6.04        5.68
     73         7.32    7.15      6.66       6.21          73         6.58     6.49     6.22        5.84
     74         7.60    7.39      6.83       6.38          74         6.83     6.73     6.40        6.01
     75         7.90    7.66      7.01       6.56          75         7.11     6.98     6.59        6.18
     76         8.22    7.93      7.18       6.75          76         7.40     7.25     6.78        6.37
     77         8.56    8.22      7.36       6.95          77         7.72     7.54     6.98        6.57
     78         8.92    8.53      7.54       7.16          78         8.07     7.84     7.18        6.78
     79         9.31    8.84      7.71       7.38          79         8.44     8.16     7.38        7.01
     80         9.73    9.17      7.88       7.61          80         8.85     8.51     7.58        7.24
     81        10.18    9.52      8.05       7.85          81         9.29     8.87     7.78        7.49
     82        10.66    9.87      8.21       8.11          82         9.76     9.25     7.97        7.75
     83        11.17   10.24      8.36       8.38          83        10.28     9.65     8.15        8.03
     84        11.71   10.62      8.50       8.65          84        10.84    10.07     8.33        8.32
     85        12.29   11.00      8.64       8.95          85        11.44    10.49     8.49        8.63
     86        12.91   11.40      8.77       9.27          86        12.09    10.93     8.64        8.95
     87        13.57   11.79      8.88       9.59          87        12.79    11.37     8.78        9.29
     88        14.28   12.19      8.99       9.93          88        13.53    11.81     8.90        9.64
     89        15.02   12.59      9.09      10.30          89        14.32    12.25     9.02       10.01
     90        15.82   12.98      9.18      10.67          90        15.15    12.68     9.12       10.40


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 19

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

   AGE                           AGE OF FEMALE JOINT ANNUITANT
 OF MALE    ----------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75      80      85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   ------
    55      $3.59   $3.75   $3.91   $4.05   $4.17   $4.26   $4.33   $4.37   $ 4.40
    60       3.65    3.86    4.07    4.28    4.47    4.63    4.75    4.83     4.87
    65       3.70    3.94    4.21    4.50    4.79    5.05    5.26    5.41     5.50
    70       3.74    4.01    4.33    4.70    5.10    5.50    5.86    6.14     6.32
    75       3.76    4.05    4.41    4.85    5.36    5.94    6.51    6.99     7.35
    80       3.78    4.08    4.46    4.95    5.57    6.32    7.14    7.93     8.57
    85       3.79    4.10    4.50    5.02    5.71    6.61    7.69    8.86     9.92
    90       3.79    4.11    4.52    5.06    5.81    6.81    8.12    9.67    11.27

                            (b) With 10-Years Certain

   AGE                          AGE OF FEMALE JOINT ANNUITANT
 OF MALE    ---------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75      80      85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   -----
    55      $3.59   $3.75   $3.91   $4.05   $4.17   $4.26   $4.32   $4.35   $4.37
    60       3.65    3.86    4.07    4.28    4.47    4.62    4.73    4.79    4.82
    65       3.70    3.94    4.21    4.50    4.78    5.03    5.22    5.34    5.40
    70       3.74    4.00    4.32    4.68    5.08    5.46    5.77    5.98    6.10
    75       3.76    4.04    4.40    4.83    5.32    5.85    6.33    6.68    6.88
    80       3.77    4.07    4.45    4.92    5.50    6.17    6.83    7.35    7.66
    85       3.78    4.08    4.47    4.98    5.62    6.39    7.20    7.88    8.32
    90       3.78    4.09    4.49    5.01    5.68    6.51    7.43    8.23    8.77

Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2003 under Scale G with compound interest at the effective rate of 3 percent per year.


                THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 20

                              ANNUITY OPTION TABLES
                                   (1940-1959)

Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an Annuity Option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

AGE AND SEX                                                 AGE AND SEX
OF ANNUITANT    NON-    5-YEARS   10-YEARS   INSTALLMENT   OF ANNUITANT    NON-    5-YEARS   10-YEARS   INSTALLMENT
    MALE       REFUND   CERTAIN    CERTAIN      REFUND        FEMALE      REFUND   CERTAIN    CERTAIN      REFUND
------------   ------   -------   --------   -----------   ------------   ------   -------   --------   -----------
     51        $ 4.05   $ 4.04      $4.02       $ 3.91          51        $ 3.80    $ 3.80     $3.79       $ 3.72
     52          4.12     4.11       4.08         3.96          52          3.86      3.85      3.84         3.77
     53          4.19     4.18       4.15         4.02          53          3.92      3.91      3.90         3.82
     54          4.26     4.25       4.22         4.08          54          3.98      3.98      3.96         3.88
     55          4.34     4.33       4.30         4.15          55          4.05      4.04      4.03         3.93
     56          4.43     4.41       4.38         4.22          56          4.12      4.12      4.10         3.99
     57          4.51     4.50       4.46         4.29          57          4.20      4.19      4.17         4.06
     58          4.61     4.59       4.55         4.36          58          4.28      4.27      4.24         4.12
     59          4.71     4.69       4.64         4.44          59          4.36      4.35      4.32         4.19
     60          4.81     4.80       4.73         4.52          60          4.45      4.44      4.41         4.27
     61          4.93     4.91       4.84         4.61          61          4.54      4.53      4.50         4.34
     62          5.05     5.02       4.94         4.70          62          4.65      4.63      4.59         4.43
     63          5.18     5.15       5.06         4.79          63          4.75      4.74      4.69         4.51
     64          5.32     5.28       5.18         4.89          64          4.87      4.85      4.79         4.60
     65          5.46     5.42       5.30         4.99          65          4.99      4.97      4.91         4.70
     66          5.62     5.58       5.43         5.10          66          5.12      5.10      5.02         4.80
     67          5.79     5.74       5.57         5.22          67          5.26      5.23      5.15         4.90
     68          5.97     5.91       5.71         5.34          68          5.41      5.38      5.28         5.02
     69          6.16     6.08       5.86         5.47          69          5.57      5.53      5.42         5.13
     70          6.36     6.27       6.01         5.60          70          5.74      5.70      5.56         5.26
     71          6.58     6.48       6.17         5.74          71          5.93      5.88      5.71         5.39
     72          6.81     6.69       6.33         5.89          72          6.13      5.07      5.88         5.53
     73          7.06     6.91       6.49         6.05          73          6.35      6.27      6.04         5.68
     74          7.32     7.15       6.66         6.21          74          6.58      6.49      6.22         5.84
     75          7.60     7.39       6.83         6.38          75          6.83      6.73      6.40         6.01
     76          7.90     7.66       7.01         6.56          76          7.11      6.98      6.59         6.18
     77          8.22     7.93       7.18         6.75          77          7.40      7.25      6.78         6.37
     78          8.56     8.22       7.36         6.95          78          7.72      7.54      6.98         6.57
     79          8.92     8.53       7.54         7.16          79          8.07      7.84      7.18         6.78
     80          9.31     8.84       7.71         7.38          80          8.44      8.16      7.38         7.01
     81          9.73     9.17       7.88         7.61          81          8.85      8.51      7.58         7.24
     82         10.18     9.52       8.05         7.85          82          9.29      8.87      7.78         7.49
     83         10.66     9.87       8.21         8.11          83          9.76      9.25      7.97         7.75
     84         11.17    10.24       8.36         8.38          84         10.28      9.65      8.15         8.03
     85         11.71    10.62       8.50         8.65          85         10.84     10.07      8.33         8.32
     86         12.29    11.00       8.64         8.95          86         11.14     10.49      8.49         8.63
     87         12.91    11.40       8.77         9.27          87         12.09     10.93      8.64         8.95
     88         13.57    11.79       8.88         9.59          88         12.79     11.37      8.78         9.29
     89         14.28    12.19       8.99         9.93          89         13.53     11.81      8.90         9.64
     90         15.02    12.59       9.09        10.30          90         14.32     12.25      9.02        10.01


                THE OHIO NATIONAL LIFE INSURANCE COMPANY                 PAGE 19

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

   AGE                           AGE OF FEMALE JOINT ANNUITANT
 OF MALE    ----------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75     80       85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   ------
    55      $3.54   $3.70   $3.85   $3.98   $4.10   $4.18   $4.25   $4.29   $ 4.31
    60       3.61    3.80    4.00    4.20    4.38    4.53    4.64    4.71     4.76
    65       3.65    3.88    4.13    4.41    4.68    4.92    5.12    5.26     5.35
    70       3.69    3.94    4.24    4.59    4.96    5.34    5.68    5.94     6.12
    75       3.71    3.98    4.32    4.73    5.21    5.75    6.28    6.74     7.08
    80       3.72    4.01    4.37    4.83    5.40    6.10    6.86    7.60     8.22
    85       3.73    4.03    4.40    4.90    5.54    6.37    7.37    8.46     9.47
    90       3.74    4.04    4.42    4.94    5.63    6.56    7.77    9.22    10.72

                            (b) With 10-Years Certain

   AGE                           AGE OF FEMALE JOINT ANNUITANT
 OF MALE    ---------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75     80       85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   -----
    55      $3.54   $3.70   $3.85   $3.98   $4.09   $4.18   $4.24   $4.27   $4.29
    60       3.60    3.80    4.00    4.20    4.37    4.52    4.62    4.68    4.72
    65       3.65    3.88    4.13    4.40    4.67    4.90    5.08    5.20    5.26
    70       3.68    3.94    4.24    4.58    4.95    5.30    5.61    5.82    5.93
    75       3.71    3.98    4.31    4.71    5.18    5.68    6.14    6.49    6.69
    80       3.72    4.00    4.36    4.80    5.35    5.98    6.62    7.14    7.47
    85       3.73    4.02    4.38    4.86    5.46    6.20    6.99    7.68    8.14
    90       3.73    4.02    4.40    4.89    5.52    6.32    7.22    8.04    8.62

Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2003 under Scale G (set back one year) with compound interest at the effective rate of 3 percent per year.


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 20

                              ANNUITY OPTION TABLES
                                   (1960-1979)

Installments shown are for a monthly payment for each $ 1,000 of Contract Value applied under an Annuity Option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

 AGE AND SEX                                                AGE AND SEX
OF ANNUITANT    NON-    5-YEARS   10-YEARS   INSTALLMENT   OF ANNUITANT    NON-    5-YEARS   10-YEARS   INSTALLMENT
    MALE       REFUND   CERTAIN    CERTAIN      REFUND        FEMALE      REFUND   CERTAIN    CERTAIN      REFUND
------------   ------   -------   --------   -----------   ------------   ------   -------   --------   -----------
     51        $ 3.98    $ 3.98     $3.96       $3.85           51        $ 3.75    $ 3.74     $3.73       $3.67
     52          4.05      4.04      4.02        3.91           52          3.80      3.80      3.79        3.72
     53          4.12      4.11      4.08        3.96           53          3.86      3.85      3.84        3.77
     54          4.19      4.18      4.15        4.02           54          3.92      3.91      3.90        3.82
     55          4.26      4.25      4.22        4.08           55          3.98      3.98      3.96        3.88
     56          4.34      4.33      4.30        4.15           56          4.05      4.04      4.03        3.93
     57          4.43      4.41      4.38        4.22           57          4.12      4.12      4.10        3.99
     58          4.51      4.50      4.46        4.29           58          4.20      4.19      4.17        4.06
     59          4.61      4.59      4.55        4.36           59          4.28      4.27      4.24        4.12
     60          4.71      4.69      4.64        4.44           60          4.35      4.35      4.32        4.19
     61          4.81      4.80      4.73        4.52           61          4.45      4.44      4.41        4.27
     62          4.93      4.91      4.84        4.61           62          4.54      4.53      4.50        4.34
     63          5.05      5.02      4.94        4.70           63          4.65      4.63      4.59        4.43
     64          5.18      5.15      5.06        4.79           64          4.75      4.74      4.69        4.51
     65          5.32      5.28      5.18        4.89           65          4.87      4.85      4.79        4.60
     66          5.46      5.42      5.30        4.99           66          4.99      4.97      4.91        4.70
     67          5.62      5.58      5.43        5.10           67          5.12      5.10      5.02        4.80
     68          5.79      5.74      5.57        5.22           68          5.26      5.23      5.15        4.90
     69          5.97      5.91      5.71        5.34           69          5.41      5.38      5.28        5.02
     70          6.16      6.08      5.86        5.47           70          5.57      5.53      5.42        5.13
     71          6.36      6.27      6.01        5.60           71          5.74      5.70      5.56        5.26
     72          6.58      6.48      6.17        5.74           72          5.93      5.88      5.71        5.39
     73          6.81      6.69      6.33        5.89           73          6.13      6.07      5.88        5.53
     74          7.06      6.91      6.49        6.05           74          6.35      6.27      6.04        5.68
     75          7.32      7.15      6.66        6.21           75          6.58      6.49      6.22        5.84
     76          7.60      7.39      6.83        6.38           76          6.83      6.73      6.40        6.01
     77          7.90      7.66      7.01        6.56           77          7.11      6.98      6.59        6.18
     78          8.22      7.93      7.18        6.75           78          7.40      7.25      6.78        6.37
     79          8.56      8.22      7.36        6.95           79          7.72      7.54      6.98        6.57
     80          8.92      8.53      7.54        7.16           80          8.07      7.84      7.18        6.78
     81          9.31      8.84      7.71        7.38           81          8.44      8.16      7.38        7.01
     82          9.73      9.17      7.88        7.61           82          8.85      8.51      7.58        7.24
     83         10.18      9.52      8.05        7.85           83          9.29      8.87      7.78        7.49
     84         10.66      9.87      8.21        8.11           84          9.75      9.25      7.97        7.75
     85         11.17     10.24      8.36        8.38           85         10.28      9.65      8.15        8.03
     86         11.71     10.62      8.50        8.65           86         10.84     10.07      8.33        8.32
     87         12.29     11.00      8.64        8.95           87         11.44     10.49      8.49        8.63
     88         12.91     11.40      8.77        9.27           88         12.09     10.93      8.64        8.95
     89         13.57     11.79      8.88        9.59           89         12.79     11.37      8.78        9.29
     90         14.28     12.19      8.99        9.93           90         13.53     11.81      8.90        9.64


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 19

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

   AGE                           AGE OF FEMALE JOINT ANNUITANT
 OF MALE    ----------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75      80      85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   ------
    55      $3.50   $3.65   $3.79   $3.92   $4.02   $4.11   $4.17   $4.21   $ 4.23
    60       3.56    3.74    3.93    4.12    4.29    4.43    4.54    4.61     4.65
    65       3.60    3.82    4.06    4.32    4.57    4.80    4.99    5.12     5.21
    70       3.64    3.88    4.16    4.48    4.84    5.19    5.51    5.75     5.92
    75       3.66    3.91    4.23    4.62    5.07    5.57    6.06    6.50     6.82
    80       3.67    3.94    4.28    4.71    5.25    5.89    6.61    7.30     7.88
    85       3.68    3.96    4.31    4.78    5.38    6.15    7.08    8.10     9.05
    90       3.69    3.97    4.33    4.82    5.46    6.32    7.44    8.79    10.21

                            (b) With 10-Years Certain

   AGE                          AGE OF FEMALE JOINT ANNUITANT
 OF MALE    ---------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75      80      85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   -----
    55      $3.50   $3.65   $3.79   $3.92   $4.02   $4.10   $4.16   $4.19   $4.21
    60       3.56    3.74    3.93    4.12    4.29    4.42    4.52    4.58    4.62
    65       3.60    3.82    4.06    4.31    4.56    4.78    4.96    5.07    5.14
    70       3.63    3.87    4.16    4.48    4.82    5.16    5.45    5.66    5.77
    75       3.66    3.91    4.23    4.61    5.04    5.51    5.96    6.30    6.51
    80       3.67    3.94    4.27    4.69    5.21    5.81    6.42    6.93    7.27
    85       3.68    3.95    4.30    4.75    5.32    6.01    6.77    7.47    7.95
    90       3.68    3.96    4.31    4.78    5.37    6.13    7.00    7.84    8.45

Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2003 under Scale G (set back two years) with compound interest at the effective rate of 3 percent per year.


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 20

                              ANNUITY OPTION TABLES
                                   (1980-1999)

Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an Annuity Option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

 AGE AND SEX                                                AGE AND SEX
OF ANNUITANT    NON-    5-YEARS   10-YEARS   INSTALLMENT   OF ANNUITANT    NON-    5-YEARS   10-YEARS   INSTALLMENT
    MALE       REFUND   CERTAIN    CERTAIN      REFUND        FEMALE      REFUND   CERTAIN    CERTAIN      REFUND
------------   ------   -------   --------   -----------   ------------   ------   -------   --------   -----------
     51        $ 3.92    $ 3.92     $3.90       $3.80           51        $ 3.69    $ 3.69     $3.68       $3.63
     52          3.98      3.98      3.96        3.85           52          3.75      3.74      3.73        3.67
     53          4.05      4.04      4.02        3.91           53          3.80      3.80      3.79        3.72
     54          4.12      4.11      4.08        3.96           54          3.86      3.85      3.84        3.77
     55          4.19      4.18      4.15        4.02           55          3.92      3.91      3.90        3.82
     56          4.26      4.25      4.22        4.08           56          3.98      3.98      3.96        3.88
     57          4.34      4.33      4.30        4.15           57          4.05      4.04      4.03        3.93
     58          4.43      4.41      4.38        4.22           58          4.12      4.12      4.10        3.99
     59          4.51      4.50      4.46        4.29           59          4.20      4.19      4.17        4.06
     60          4.61      4.59      4.55        4.36           60          4.28      4.27      4.24        4.12
     61          4.71      4.69      4.64        4.44           61          4.36      4.35      4.32        4.19
     62          4.81      4.80      4.73        4.52           62          4.45      4.44      4.41        4.27
     63          4.93      4.91      4.84        4.61           63          4.54      4.53      4.50        4.34
     64          5.05      5.02      4.94        4.70           64          4.65      4.63      4.59        4.43
     65          5.18      5.15      5.06        4.79           65          4.75      4.74      4.69        4.51
     66          5.32      5.28      5.18        4.89           66          4.87      4.85      4.79        4.60
     67          5.46      5.42      5.30        4.99           67          4.99      4.97      4.91        4.70
     68          5.62      5.58      5.43        5.10           68          5.12      5.10      5.02        4.80
     69          5.79      5.74      5.57        5.22           69          5.26      5.23      5.15        4.90
     70          5.97      5.91      5.71        5.34           70          5.41      5.38      5.28        5.02
     71          6.16      6.08      5.86        5.47           71          5.57      5.53      5.42        5.13
     72          6.36      6.27      6.01        5.60           72          5.74      5.70      5.56        5.26
     73          6.58      6.48      6.17        5.74           73          5.93      5.88      5.71        5.39
     74          6.81      6.69      6.33        5.89           74          6.13      6.07      5.88        5.53
     75          7.06      6.91      6.49        6.05           75          6.35      6.27      6.04        5.68
     76          7.32      7.15      6.66        6.21           76          6.58      6.49      6.22        5.84
     77          7.60      7.39      6.83        6.38           77          6.83      6.73      6.40        6.01
     78          7.90      7.66      7.01        6.56           78          7.11      6.98      6.59        6.18
     79          8.22      7.93      7.18        6.75           79          7.40      7.25      6.78        6.37
     80          8.56      8.22      7.36        6.95           80          7.72      7.54      6.98        6.57
     81          8.92      8.53      7.54        7.16           81          8.07      7.84      7.18        6.78
     82          9.31      8.84      7.71        7.38           82          8.44      8.16      7.38        7.01
     83          9.73      9.17      7.88        7.61           83          8.85      8.51      7.58        7.24
     84         10.18      9.52      8.05        7.85           84          9.29      8.87      7.78        7.49
     85         10.66      9.87      8.21        8.11           85          9.76      9.25      7.97        7.75
     86         11.17     10.24      8.36        8.38           86         10.28      9.65      8.15        8.03
     87         11.71     10.62      8.50        8.65           87         10.84     10.07      8.33        8.32
     88         12.29     11.00      8.64        8.95           88         11.44     10.49      8.49        8.63
     89         12.91     11.40      8.77        9.27           89         12.09     10.93      8.64        8.95
     90         13.57     11.79      8.88        9.59           90         12.79     11.37      8.78        9.29


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 19

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

   AGE                          AGE OF FEMALE JOINT ANNUITANT
 OF MALE    ---------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75      80      85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   -----
    55      $3.46   $3.60   $3.73   $3.85   $3.96   $4.04   $4.09   $4.13   $4.16
    60       3.51    3.69    3.87    4.05    4.21    4.34    4.44    4.51    4.55
    65       3.56    3.76    3.99    4.23    4.47    4.68    4.86    4.99    5.07
    70       3.59    3.81    4.08    4.39    4.72    5.05    5.35    5.58    5.74
    75       3.61    3.85    4.15    4.51    4.94    5.40    5.86    6.27    6.58
    80       3.62    3.88    4.20    4.60    5.11    5.70    6.37    7.02    7.56
    85       3.63    3.89    4.23    4.66    5.23    5.94    6.81    7.75    8.65
    90       3.64    3.90    4.25    4.70    5.30    6.10    7.14    8.40    9.73

                            (b) With 10-Years Certain

   AGE                          AGE OF FEMALE JOINT ANNUITANT
 OF MALE    ---------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75      80      85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   -----
    55      $3.46   $3.60   $3.73   $3.85   $3.95   $4.03   $4.09   $4.12   $4.14
    60       3.51    3.69    3.87    4.04    4.20    4.33    4.43    4.49    4.52
    65       3.56    3.76    3.99    4.23    4.46    4.67    4.84    4.95    5.01
    70       3.59    3.81    4.08    4.38    4.71    5.03    5.30    5.50    5.62
    75       3.61    3.85    4.15    4.50    4.92    5.36    5.78    6.12    6.33
    80       3.62    3.87    4.19    4.59    5.07    5.64    6.22    6.73    7.07
    85       3.63    3.89    4.22    4.64    5.18    5.83    6.57    7.25    7.76
    90       3.63    3.90    4.23    4.67    5.24    5.95    6.79    7.63    8.27

Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2003 under Scale G (set back three years) with compound interest at the effective rate of 3 percent per year.


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 20

                              ANNUITY OPTION TABLES
                                    (2000 +)

Installments shown are for a monthly payment for each $1,000 of Contract Value applied under an Annuity Option. Age, as used in these tables, is age as of nearest birthday. Rates of monthly payments for ages and periods certain not shown, if allowed by us, will be based on an actuarially equivalent basis. To determine annual, semi-annual, or quarterly installments, multiply the amounts shown by 11.64, 5.92 or 2.98; respectively.

                              OPTION 1: LIFE INCOME

 AGE AND SEX                                                AGE AND SEX
OF ANNUITANT    NON-    5-YEARS   10-YEARS   INSTALLMENT   OF ANNUITANT    NON-    5-YEARS   10-YEARS   INSTALLMENT
    MALE       REFUND   CERTAIN    CERTAIN      REFUND        FEMALE      REFUND   CERTAIN    CERTAIN      REFUND
------------   ------   -------   --------   -----------   ------------   ------   -------   --------   -----------
     51        $ 3.86    $ 3.86     $3.84       $3.75           51        $ 3.64    $ 3.64     $3.64       $3.58
     52          3.92      3.92      3.90        3.80           52          3.69      3.69      3.68        3.63
     53          3.98      3.98      3.96        3.85           53          3.75      3.74      3.73        3.67
     54          4.05      4.04      4.02        3.91           54          3.80      3.80      3.79        3.72
     55          4.12      4.11      4.08        3.96           55          3.86      3.85      3.84        3.77
     56          4.19      4.18      4.15        4.02           56          3.92      3.91      3.90        3.82
     57          4.26      4.25      4.22        4.08           57          3.98      3.98      3.96        3.88
     58          4.34      4.33      4.30        4.15           58          4.05      4.04      4.03        3.93
     59          4.43      4.41      4.38        4.22           59          4.12      4.12      4.10        3.99
     60          4.51      4.50      4.46        4.29           60          4.20      4.19      4.17        4.06
     61          4.61      4.59      4.55        4.36           61          4.28      4.27      4.24        4.12
     62          4.71      4.69      4.64        4.44           62          4.36      4.35      4.32        4.19
     63          4.81      4.80      4.73        4.52           63          4.45      4.44      4.41        4.27
     64          4.93      4.91      4.84        4.61           64          4.54      4.53      4.50        4.34
     65          5.05      5.02      4.94        4.70           65          4.65      4.63      4.59        4.43
     66          5.18      5.15      5.06        4.79           66          4.75      4.74      4.69        4.51
     67          5.32      5.28      5.18        4.89           67          4.87      4.85      4.79        4.60
     68          5.46      5.42      5.30        4.99           68          4.99      4.97      4.91        4.70
     69          5.62      5.58      5.43        5.10           69          5.12      5.10      5.02        4.80
     70          5.79      5.74      5.57        5.22           70          5.26      5.23      5.15        4.90
     71          5.97      5.91      5.71        5.34           71          5.41      5.38      5.28        5.02
     72          6.16      6.08      5.86        5.47           72          5.57      5.53      5.42        5.13
     73          6.36      6.27      6.01        5.60           73          5.74      5.70      5.56        5.26
     74          6.58      6.48      6.17        5.74           74          5.93      5.88      5.71        5.39
     75          6.81      6.69      6.33        5.89           75          6.13      6.07      5.88        5.53
     76          7.06      6.91      6.49        6.05           76          6.35      6.27      6.04        5.68
     77          7.32      7.15      6.66        6.21           77          6.58      6.49      6.22        5.84
     78          7.60      7.39      6.83        6.38           78          6.83      6.73      6.40        6.01
     79          7.90      7.66      7.01        6.56           79          7.11      6.98      6.59        6.18
     80          8.22      7.93      7.18        6.75           80          7.40      7.25      6.78        6.37
     81          8.56      8.22      7.36        6.95           81          7.72      7.54      6.98        6.57
     82          8.92      8.53      7.54        7.16           82          8.07      7.84      7.18        6.78
     83          9.31      8.84      7.71        7.38           83          8.44      8.16      7.38        7.01
     84          9.73      9.17      7.88        7.61           84          8.85      8.51      7.58        7.24
     85         10.18      9.52      8.05        7.85           85          9.29      8.87      7.78        7.49
     86         10.66      9.87      8.21        8.11           86          9.76      9.25      7.97        7.75
     87         11.17     10.24      8.36        8.38           87         10.28      9.65      8.15        8.03
     88         11.71     10.62      8.50        8.65           88         10.84     10.07      8.33        8.32
     89         12.29     11.00      8.64        8.95           89         11.44     10.49      8.49        8.63
     90         12.91     11.40      8.77        9.27           90         12.09     10.93      8.64        8.95


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 19

                     OPTION 2: JOINT & SURVIVOR LIFE INCOME

                                  (a) Nonrefund

                                            AGE OF
   AGE                              FEMALE JOINT ANNUITANT
 OF MALE    ---------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75      80      85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   -----
    55      $3.42   $3.55   $3.68   $3.80   $3.89   $3.97   $4.02   $4.06   $4.09
    60       3.47    3.64    3.81    3.98    4.13    4.25    4.35    4.42    4.46
    65       3.51    3.71    3.92    4.15    4.37    4.58    4.74    4.86    4.94
    70       3.54    3.76    4.01    4.30    4.61    4.92    5.19    5.42    5.57
    75       3.56    3.79    4.08    4.42    4.81    5.24    5.68    6.06    6.35
    80       3.58    3.82    4.12    4.50    4.97    5.53    6.15    6.75    7.27
    85       3.59    3.83    4.15    4.56    5.08    5.75    6.55    7.43    8.28
    90       3.59    3.84    4.17    4.60    5.16    5.90    6.87    8.03    9.28

                            (b) With 10-Years Certain

                                            AGE OF
   AGE                              FEMALE JOINT ANNUITANT
 OF MALE    ---------------------------------------------------------------------
ANNUITANT     50      55      60      65      70      75      80      85      90
---------   -----   -----   -----   -----   -----   -----   -----   -----   -----
    55      $3.42   $3.55   $3.68   $3.79   $3.89   $3.97   $4.02   $4.05   $4.07
    60       3.47    3.64    3.81    3.97    4.12    4.25    4.34    4.40    4.43
    65       3.51    3.71    3.92    4.15    4.37    4.57    4.73    4.84    4.90
    70       3.54    3.76    4.01    4.29    4.60    4.90    5.16    5.36    5.48
    75       3.56    3.79    4.07    4.41    4.80    5.21    5.61    5.94    6.15
    80       3.57    3.82    4.12    4.49    4.95    5.48    6.03    6.53    6.88
    85       3.58    3.83    4.14    4.54    5.05    5.66    6.36    7.04    7.55
    90       3.59    3.84    4.16    4.57    5.10    5.78    6.59    7.42    8.08

Actuarial Basis - Installments shown in these tables are based on the Annuity 2000 Mortality Table Projected to 2003 under Scale G (set back four years) with compound interest at the effective rate of 3 percent per year.


                    THE OHIO NATIONAL LIFE INSURANCE COMPANY             PAGE 20

                                The Ohio National
                             Life Insurance Company
                        Ohio National Financial Services

                       VARIABLE DEFERRED ANNUITY CONTRACT
                           Flexible Purchase Payments
                                Nonparticipating


                                                                         PAGE 21